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                                                                   EXHIBIT 23.02


                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1997 Incentive Equity Plan of The Kernel Group Incorporated and the Stock Option Agreements of The Kernel Group Incorporated, of our report dated January 23, 2001 with respect to the consolidated financial statements and schedule of VERITAS Software Corporation included in the Annual Report (Form 10-K) for the year ended December 31, 2000 filed with the Securities and Exchange Commission.

                                        /s/ Ernst & Young LLP


San Jose, California
January 14, 2002